EXHIBIT A
                      EMPLOYMENT AGREEMENT

                      EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of June 26, 1997, is between MedCare Technologies, Inc., a Delaware corporation (the "Company"), and Jeff Aronin ("Executive").

                             RECITALS

     A. The Company desires to employ Executive as its President and Chief Operating Officer, on the terms set forth in this Agreement.

     B.   Executive desires to be so employed by Company.

                            AGREEMENTS

     In consideration of the foregoing recitals and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Employment.

          1.1 Term. Subject to the terms hereof, the Company agrees to employ Executive as its President and Chief Operating Officer, and Executive agrees to accept such employment, for the period beginning on the date hereof and ending on June 30, 2000, subject to earlier termination pursuant to Section 3 hereof (the "Term"); provided, however, that, after the expiration of the initial term, the Term shall be automatically extended or re-extended on June 30th in each year, commencing on June 30, 2000, for successive one-year periods, subject to earlier termination pursuant to Section 3 hereof, unless the Company or Executive delivers to the other party a notice specifying such party's intent not to extend or re-extend the Term for an additional one-year period, at least 30 days prior to such June 30th.

          1.2 Duties. During the Term, Executive shall perform such duties and functions as are customarily performed by the chief operating officer of a company the size and nature of the Company, including the duties and functions consistent with the positions of President and Chief Operating Officer as are from time to time assigned to him by the Chief Executive Officer of Company or Board of Directors of Company (the "Board").

          1.3 Place of Performance. Executive shall perform his services hereunder at the headquarters of the Company, except for required travel on the Company's business.

          1.4 Vacations. Executive shall be entitled to such paid vacation time as the Company customarily provides from time to time to its executives (but in no event less than three weeks per year), to be taken in accordance with its then-current employment policy regarding such vacation time. Executive shall also be entitled to all paid holidays given by the Company to its employees.

     2.   Compensation.

          2.1 Base Salary. As compensation for services rendered hereunder, Executive shall receive an annual salary of not less than $100,000, to be paid in accordance with the Company's customary payroll practices but in no event less frequently than monthly. Such salary shall be reviewed by the Board no less frequently than semi-annually, beginning as of January 1, 1998, with a view to making such increases as the Board, in its discretion, deems appropriate. Any increase in salary granted by the Board shall in no way limit or reduce any other obligation of the Company hereunder.

          2.2  Annual Bonuses. In addition to the salary payable pursuant to
Section 2.1, Executive shall be eligible for an annual bonus for each fiscal year of the Company ("Fiscal Year") during the Term. The annual bonus shall be based on such performance standards as the Board or compensation committee may establish.

          2.3 Welfare and Pension Payments. The Company shall pay 100% of the premiums for medical, life and dental insurance for Executive and Executive's dependents. In addition, Executive shall be eligible to participate in the various benefit plans maintained by the Company for its employees in accordance with the terms of such plans as from time to time in effect and applicable to employees of the Company.

          2.4 Other Benefits. Executive will receive payment for all business related organizational or association memberships, in accordance with the Company's then current practices.

          2.5 Auto Allowance. Executive shall be entitled to a $500 per month auto allowance to cover automobile maintenance and insurance. Executive shall be responsible for any taxes relating to such auto allowance.

          2.6 Disability Insurance. The Company will maintain, and pay the premiums of, a long-term disability insurance policy on Executive that provides that if Executive becomes disabled for a period in excess of six months, the insurer will pay Executive during the period that Executive is disabled an annual amount equal to at least $75,000. The amount of such policy shall be reviewed by the Board no less frequently than bi-annually, beginning July 1, 1999, with a view to making such increases in the amount of such policy as the Board, in its discretion, deems appropriate. The Company agrees that the policy will permit the Company to assign the policy to Executive upon the termination for any reason of Executive's employment with the Company or permit Executive to continue such policy on substantially the same terms after the termination of Executive's employment. The Company will take all actions necessary to assign such policy to Executive upon the termination of Executive's employment with the Company.

          2.7 Expenses. The Company shall reimburse Executive promptly for all ordinary and necessary travel and other business expenses incurred by him in connection with his duties hereunder (including reimbursement for business use of home phone, home fax and cellular phone), provided that Executive properly accounts therefor in accordance with the policies of the Company.

     3.   Termination.

          3.1 End of Term or Earlier Death. Unless Executive's employment has terminated sooner pursuant to Section 3, such employment shall terminate at the end of the Term or, if Executive dies prior thereto, on the date of Executive's death.

          3.2 Termination by the Company for Cause. The Company may terminate Executive's employment hereunder for Cause. For purposes of this Agreement, "Cause" shall mean (i) Executive's conviction of, guilty plea concerning or confession of fraud, theft, embezzlement or similar malfeasance or any felony,
(ii) Executive's commission of embezzlement of Company funds (provided that the Company has substantial proof of such embezzlement) or (iii) a material breach of Executive's obligations under this Agreement. In order to terminate Executive's employment hereunder for Cause, the Company must notify Executive of such decision in writing, specifying the Cause and the Date of Termination (as hereinafter defined). With respect to item (iii), Executive shall have ten days after the receipt of such notice to eliminate the basis for such Cause to the reasonable satisfaction of the Board.

          3.3 Termination by the Company without Cause. The Company may terminate Executive's employment hereunder at any time without Cause upon notice to Executive specifying the Date of Termination.

          3.4 Termination by Executive for Good Reason. Executive shall be entitled to terminate his employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following circumstances without the prior written consent of Executive:

          (a) the requirement that Executive report to any officer, consultant or committee, other than the Chief Executive Officer or a formal committee of the Board, it being the intent of the parties that Executive shall never be required to report to anyone other than the Chief Executive Officer, the Board or a formal committee thereof;

          (b)  the removal of any titles of Executive specified in Section 1.1;

          (c) a redelegation of any material duties of Executive to other officers, employees, consultants or committees;

          (d) the failure of the Company to maintain and to continue Executive's participation in its benefit plans as in effect from time to time on a basis substantially equivalent to the participation of employees similarly situated to Executive;

          (e) a material breach of the Company's obligations under this Agreement or the Option Agreement (as such terms are hereinafter defined);

          (f) the removal of, or failure to elect or re-elect, Executive as a director of the Company; or

          (g)  a Change of Control (as hereinafter defined);

For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if at any time after the date hereof:

          (A) the Company sells or otherwise disposes of all or substantially all of its assets, other than to Executive;

          (B) the Company participates in a merger or consolidation and, immediately following the consummation of such merger or consolidation, the Company's stockholders prior to such merger or consolidation do not own 50% or more of the voting shares of stock of the surviving or successor corporation, unless more than 50% of the voting shares of stock of the surviving or successor corporation are owned by Executive; or

          (C) any person or entity, including a "person" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding current officers or directors of the Company and Executive, becomes the beneficial owner of 50% or more of the combined voting power of the Company's voting securities.

     In order to terminate his employment hereunder for Good Reason, Executive shall give the Company written notice thereof, specifying such Good Reason and the Date of Termination, which shall be not less than ten days from the date of such notice, provided that Company may eliminate the basis of such Good Reason during the period prior to the specified Date of Termination.

          3.5 Termination for Disability. The Company may terminate Executive's employment for Disability. For purposes of this Agreement, "Disability" shall mean Executive's inability, due to physical or mental illness or accident or injury, to perform his duties hereunder on a full-time basis for 90 or more business days within five consecutive months and Executive shall not
(a) within ten days after a written notice of intention to terminate is received by Executive, have returned to the full-time performance of his duties and (b) have continued during the following two months to perform his duties full-time without absences due to physical or mental disability aggregating more than ten business days. If the Company elects to terminate Executive's employment for Disability, it shall give written notice thereof to Executive specifying the Date of Termination.

          3.6 Notice and Date of Termination. Any termination by the Company or Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 7.4. As used herein, the term "Date of Termination" shall mean the date specified in the Notice of Termination (which shall be not less than 30 days from the date such Notice of Termination is given unless otherwise expressly provided herein).

     4.   Payments Upon or After Termination.

          4.1 Accrued Compensation. Upon termination of Executive's employment with the Company for any reason, Executive shall be entitled to receive the compensation accrued and unpaid as of the Date of Termination, including salary through the Date of Termination. The Company shall continue to provide Executive with all profit sharing, pension, life, disability, accident, health insurance, and other employee benefit and fringe benefit plans and programs through the Date of Termination in accordance with the terms and provisions of such plans and programs in effect at the time of that Notice of Termination is given.

          4.2 Payment in Case of Death. In addition to the Company's obligations under Section 4.1, if at the time of Executive's death, Executive maintained health insurance for members of his immediate family, the Company shall pay the premiums to maintain such health insurance in full force and effect for a period of at least one year from the date of Executive's death (which shall not count toward or reduce the minimum length of time that the Company is obligated to provide health insurance to Executive's immediate family under Section 4980(B) of the Internal Revenue Code of 1986, as amended (the "Code")).

          4.3 Termination for Cause. Other than the Company's obligations under Section 4.1, if Executive's employment with the Company is terminated by the Company for Cause, the Company shall have no further obligations to Executive under this Agreement.

          4.4 Termination by Company Without Cause, Termination at Disability or Termination by Executive for Good Reason. In addition to the Company's obligations under Section 4.1, if (a) Executive's employment is terminated by the Company and such termination does not comply with Section 3.2, (b) Executive's employment is terminated pursuant to Section 3.5 or (c) Executive's employment is terminated by Executive for Good Reason in accordance with the provisions of Section 3.4, the Company shall pay Executive, within 30 days of the Date of Termination, an amount equal to three months' salary at his then current annual salary. In addition, the Company shall pay, or reimburse Executive for, (i) the premiums to maintain health insurance for Executive and members of his immediate family in full force and effect for a period of at least three months after the Date of Termination (which shall not count toward or reduce the minimum length of time that the Company is obligated to provide health insurance to Executive and Executive's immediate family under Section 4980(B) of the Code), and (ii) the premiums to maintain the disability insurance policy maintained in accordance with Section 2.6 in full force and effect for a period of at least one year after the Date of Termination.

          4.5 Other Termination by Executive. If Executive shall terminate his employment hereunder for any reason other than Good Reason, other than the Company's obligations under Section 4.1, the Company shall have no further obligations to Executive under this Agreement.

          4.6 Disclaimer of Mitigation Duty. Executive shall not be required to mitigate the amount of any payment provided for or referred to in this
Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for or referred to in this Section 4 be reduced by any compensation earned by Executive as a result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Executive to Company or otherwise.

          4.7 Other Benefits. In addition to all other amounts payable to Executive under this Section 4, Executive shall be entitled to receive all benefits payable to Executive under any plans or agreements relating to retirement or other benefits in accordance with the terms and provisions thereof.

     5.   Stock Options.

          5.1 Stock Options. On the date hereof, the Company shall execute and deliver to Executive an Option Agreement in the form attached hereto as Exhibit A (the "Option Agreement").

          5.2 Sale of Company Shares. The Executive agrees that, without the written consent of the Company, which will not be unreasonably withheld, so long as Executive is employed by the Company, Executive will not sell more than 1.5% of the outstanding shares (on a fully diluted basis) of Common Stock of the Company during any fiscal quarter of the Company; provided that if Executive does not sell at least 1.5% during any such fiscal quarter, then, in addition to any shares that Executive may otherwise sell pursuant to the foregoing, Executive may sell additional shares in subsequent fiscal quarters to the extent of such shortfall.

     6. Board of Directors. (a) The Company agrees that at all times during the Term the Company shall slate Executive for election as a member of the Board.

          (b) In the event that at any time, or from time to time, during the Term the Board establishes an executive or similar committee of the Board, the Company agrees that such committee will not have more than three members and Executive will be a member of such committee.

          (c) In the event that at any time, or from time to time, during the Term the Board establishes a nominating or similar committee of the Board, the Company agrees that Executive will be a member of such committee.

     7.   Miscellaneous.

          7.1 Successors and Assigns: Binding Agreement. (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place.

          (b) This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive shall die while any amounts remain unpaid hereunder, including any amounts which would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's spouse or if Executive does not have a living spouse at such time, to Executive's estate.

          (c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that the duties of Executive hereunder are personal to Executive and may not be delegated by him.

          7.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

          7.3 Waivers. The waiver by either party hereto of any right hereunder or of any failure to perform or breach by the other party hereto shall not be deemed a waiver of any other right hereunder or of any other failure or breach by the other party hereto, whether of the same or a similar nature or otherwise. No waiver shall be deemed to have occurred unless set forth in a writing executed by or on behalf of the waiving party. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

          7.4 Notices. All notices and communications that are required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, upon mailing by registered or certified mail, postage prepaid, return receipt requested, or upon delivery to a reputable overnight courier as follows:

          If to the Company, to:

               MedCare Technologies, Inc.
               508 South Washington Street
               Suite 101
               Naperville, Illinois 60540

               Attention: Chief Executive Officer

               If to Executive, to:

               Mr. Jeff Aronin
               1658 N. Bissell
               Chicago, Illinois 60614

or to such other address as may be specified in a notice given by one party to the other party hereunder.

          7.5 Severability. If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature.

          7.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.

          7.7 Legal Fees and Expenses. It is the intent of the Company that Executive shall not be required to incur any expenses associated with the enforcement of his rights under this Agreement by litigation, or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to Executive hereunder. Accordingly, if the Company has failed to comply with any of its obligations under this Agreement, or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, in whole or in part, or institutes any litigation designed to deny, or to recover from, Executive any benefits intended to be provided to Executive hereunder, the Company irrevocably authorizes Executive from time to time to retain counsel of his choice, at the expense of the Company as hereinafter provided, to represent Executive in connection with the initiation or defense of any litigation, arbitration or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. The Company shall advance to Executive within 30 days after each written request therefor any and all attorneys' and related fees and expenses actually incurred by Executive in any such proceeding or otherwise as a result of the Company's failure to perform this Agreement or any provision hereof or as a result of the Company or any other person contesting the validity or reasonableness of this Agreement. Without limiting the generality of the foregoing, if any amount is not paid by the Company hereunder when due, including, but not limited to, any amount of salary, bonus, fees or expenses, the amount thereof shall bear interest from the due date thereof until paid in full at 10% per annum. Executive agrees that he will reimburse the Company for all attorneys' and related fees and expenses received by Executive from the Company under the provisions of this Section 7.7 in the event and only to the extent that it shall be ultimately determined that the Company has not failed to comply with any of its obligations under this Agreement, and each amount to be reimbursed hereunder shall bear interest from the date of receipt by Executive thereof until paid to the Company in full at 10% per annum.

          7.8 Indemnification. The Company shall indemnify and hold harmless Executive from any claim asserted against him as an employee, officer or director of the Company or any of its subsidiaries, or as director, officer or partner of any other enterprise if Executive serves or served in such capacity at the request of the Company, to the fullest extent permitted by applicable state laws. Expenses incurred by Executive in connection with any such claim shall be paid by the Company in advance upon the written request of Executive. Executive shall reimburse the Company for such expenses in the event and only to the extent that it shall be ultimately determined that Executive is not entitled under applicable state law to be indemnified for such expenses.

          7.9 Amendment: Survival. This Agreement may be amended or canceled by mutual agreement of the parties in writing without the consent of any other person and, so long as Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof. The provisions of Sections 4 and 7 survive the termination or expiration of this Agreement.

          7.10 Entire Agreement. This Agreement, together with the Option Agreement, constitutes the entire agreement between the parties, and supersedes all prior oral or written understandings between the parties, relating to Executive's employment.

          7.11 Management Pool. The Company agrees that as soon as possible (but in any event within sixty days of the date hereof) it shall take all actions necessary to increase the number of shares available for the grant of stock options under the incentive stock option plan approved by the Company in June 1997 so that at least an additional 250,000 shares of Common Stock of the Company are available under such plan for grant after June 1997.

          7.12 No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.


     The parties hereto have executed this Agreement on the date and year first above written.


                         MEDCARE TECHNOLOGIES, INC.


                         By:    /s/ Harmel S. Rayat
                                ------------------------
                         Title: Chief Executive Officer
                                ------------------------

                         By:    /s/ Jeff Aronin
                                ------------------------
                                Jeff Aronin